 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A

Amendment No. 6

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As announced on November 1, 2023, The Estée Lauder Companies Inc. (the "Company") launched the Profit Recovery and Growth Plan ("PRGP") to help progressively rebuild its profit margins in fiscal years 2025 and 2026.

As a component of the PRGP, on February 5, 2024, the Company announced a two-year restructuring program and filed a Current Report on Form 8-K. The Company committed to this course of action on February 1, 2024.

At that time, the restructuring program was expected to result in restructuring and other charges totaling between $500 million and $700 million (before tax), and the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the restructuring program.

After reviewing additional potential initiatives and the progress of previously approved initiatives, on February 3, 2025, the Company committed to the expansion of the PRGP, including an expansion of the restructuring program and filed a Current Report on Form 8-K on February 4, 2025.

The expanded component of the restructuring program began during the Company’s fiscal 2025 third quarter. The focus of the overall expanded restructuring program (collectively the “Restructuring Program”) includes (i) reorganization and rightsizing of certain areas, (ii) simplification and acceleration of processes, (iii) outsourcing of select services and (iv) evolution of go-to-market footprint and selling models, all to help rebuild operating margin and also fuel reinvestment in consumer-facing areas to drive sustainable sales growth. Cumulative initiatives under the Restructuring Program are expected to be approved by the end of fiscal 2026 and substantially completed by the end of fiscal 2027.

The Restructuring Program includes a number of initiatives, and at the time, the Company estimated that restructuring and other charges to implement those initiatives were expected to total between $1,200 million and $1,600 million (before tax). At the time the Company filed the Current Report on Form 8-K on February 4, 2025, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the Restructuring Program.

Since the initial Current Report on Form 8-K filed on February 5, 2024, the Company has disclosed information about specific initiatives approved under the Restructuring Program, including most recently in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 1, 2026, which provided information about specific initiatives approved cumulatively through April 29, 2026.

As reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, the Company now expects that the Restructuring Program will result in restructuring and other charges between $1,500 million and $1,700 million (before tax). At the time, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures related to initiatives to be approved subsequent to April 29, 2026. The Company is filing this Form 8-K/A to provide details about specific initiatives approved since that date.

Subsequent to April 29, 2026, the Company approved initiatives under the Restructuring Program, primarily relating to the following:

•Value Chain Optimization – The Company approved initiatives to right-size organizational capabilities and facilities within its supply chain function and network. These actions will primarily result in employee severance through a net reduction in workforce, as well as asset-related costs.

•Enabling Function Re-Invention – The Company approved an initiative to further reorganize and right-size corporate functions. These activities will primarily result in employee severance through a net reduction in workforce.

•Go-to-Market Operating Model Acceleration – The Company approved initiatives to optimize the selling model within its geographic regions, given its strategic focus in accelerating best-in-class consumer coverage, including its evolution toward high-growth channels. These activities will primarily result in employee severance through a net reduction in workforce, including the reduction of point-of-sale demonstration roles, as well as asset-related costs.

•Digital Organization Transformation – The Company approved initiatives to further reorganize and right-size its technology functions supporting internal enterprise operations and commercial capabilities in order to create a leaner, more efficient and more agile organization. These activities will primarily result in employee severance through a net reduction in workforce.

Once the relevant accounting criteria have been met, the Company expects to record cumulative restructuring and other charges of approximately $1,551 million (before tax) in connection with initiatives approved since inception of the Restructuring Program through May 28, 2026, which other than the non-cash charges, are expected to result in future cash expenditures funded from cash provided by operations.

Of the $1,500 million to $1,700 million restructuring and other charges expected to be incurred in connection with the Restructuring Program, total cumulative charges approved by the Company through May 28, 2026 were:

	Sales Returns (included in Net Sales)	Cost of Sales	Operating Expenses		Total
(In millions)			Restructuring Charges	Other Charges
Approval Period
Cumulative charges approved through April 29, 2026	$20	$7	$1,018	$372	$1,417
April 30, 2026 - May 28, 2026	3	—	129	2	134
Cumulative charges approved through May 28, 2026	$23	$7	$1,147	$374	$1,551

Included in the above table, cumulative restructuring charges for initiatives approved by the Company through May 28, 2026 were:

(In millions)	Employee- Related Costs	Asset- Related Costs	Contract Terminations	Other Exit Costs	Total
Approval Period
Cumulative charges approved through April 29, 2026	$862	$94	$27	$35	$1,018
April 30, 2026 - May 28, 2026	108	15	—	6	129
Cumulative charges approved through May 28, 2026	$970	$109	$27	$41	$1,147

The Company will continue to file additional disclosures in connection with initiatives associated with the Restructuring Program that individually or collectively are determined to be significant. Such disclosures would be filed after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures relating to such initiatives.

The forward-looking statements contained herein, including those relating to the Company's expectations regarding restructuring and other charges, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	June 3, 2026	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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